Exhibit 10.2

                             SPLIT-DOLLAR AGREEMENT

THIS AGREEMENT, made as of the 20th day of July, 2000, by and between Ipswich Savings Bank, a Massachusetts savings bank (hereinafter referred to as the "Employer"), and Francis Kenney of North Andover, Massachusetts (hereinafter referred to as the "Employee").

WITNESSETH THAT:

WHEREAS, the Employee is employed by the Employer; and

WHEREAS, the Employer is desirous of retaining the services of the Employee and of assisting the Employee in paying for life insurance on his own life; and

WHEREAS, the Employer has determined that this assistance can be provided under a split dollar life insurance arrangement; and

WHEREAS, the Employee has applied for, and is the owner of the insurance policy or policies listed in the attached schedule hereto, hereinafter referred to as the "Policy"; and

WHEREAS, the Employer and the Employee agree to make the Policy subject to this Agreement; and

WHEREAS, the Employee has assigned the Policy to the Employer as collateral for amounts to be advanced by the Employer under this Agreement by an instrument of assignment filed with the Insurer (hereinafter referred to as the "Assignment");

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Parties hereto hereby agree as follows:

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1.             The Parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the Assignment filed with the Insurer relating to the Policy. The Employee shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may be otherwise provided herein and in the Assignment.

2. The premiums for the Policy in the annual amount of $10,000 will be paid by the Employer during the Employee's employment and for any period of time that it may have an obligation to provide continuing fringe benefits thereafter. The premiums will be allocated between the Employee and the Employer as follows. The Employee's share of the premium ("Employee's Share") shall be an amount equal to the value of the personal death benefit as determined under Internal Revenue Service Rules and shall be paid by the Employer as agent for the Employee and charged to the Employee as cash compensation. For all purposes, including the Assignment, the Employee's share shall be deemed cash compensation and not Employer paid premium. The remaining amount of the premium shall be deemed Employer paid premium and shall be allocated to the Employer ("Employer's Share").

3. The Assignment shall not be terminated, altered or amended by the Employee without the express written consent of the Employer. The Parties hereto agree to take reasonable action to cause such Assignment to conform to the provisions of this Agreement.

4. a. Except as otherwise provided herein, the Employee shall not sell, assign, transfer, borrow against, surrender or cancel the Policy without the express written consent of the Employer. Notwithstanding the foregoing, the Employee may, without the approval of the Board of Directors, change the beneficiary designation and borrow against or withdraw from the Policy the amount, if any, by which the cash surrender value of the Policy exceeds the Net Premium (as defined in Section 5.b.). However, if

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               Policy loan interest accruing on any such transaction would reduce the cash surrender value of the Policy below the Net Premium, Employee will pay such Policy loan interest in cash to the Insurer.

               b. The Employer shall not borrow against the Policy without the express written consent of the Employee.

               c. Upon the Employee's termination of employment, the Employee shall have the right to take any action with regard to the amount, if any, by which the cash surrender value of the Policy exceeds the Net Premium (as defined in Section 5.b.).

5. a. Upon the death of the Employee, the Employer shall promptly take all action necessary to obtain its share of the death benefit collaterally assigned to it under the Policy.

               b. The Employer shall have the unqualified right to receive a portion of such death benefit equal to the "Net Premium" defined as the total amount of the premiums paid by the Employer hereunder less the Employee's Share ( i.e., the portion of such premium allocated to the Employee pursuant to paragraph 2 hereof) and less the amount, if any, paid by Employee to Employer pursuant to Section 8.a. hereunder. The balance of the death benefit provided under the Policy, if any, shall be paid directly by the Insurer to the beneficiary or beneficiaries and in the manner designated by the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Employee until the Employer or Insurer acknowledges in writing that the full amount due to the Employer hereunder has been paid. The Parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

6. The Employer shall not merge or consolidate into or with another organization, or reorganize, or sell substantially all of its assets to another organization, firm or person ("change in control") unless and until such succeeding or continuing

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               organization, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such successor or survivor organization.

7. This Agreement shall terminate (a) upon the Employee's death and the payment of proceeds pursuant to Section 5 of this Agreement or (b) pursuant to Section 8.b. or 8.d. of this Agreement.

8. a. If the Employee ceases to be employed by the Employer prior to age sixty-five (65), the Employer shall have the right to recover and the Employee shall pay to the Employer a portion of its cumulative Net Premium (but in no event more than the total cash surrender value of the Policy) forty (40) days following termination pursuant to the following schedule.

                       Date of Termination             Percent Recoverable
                       -------------------             -------------------
                       Before 10/2/2001                        75%

                       After 10/1/2001 and
                       Before 10/2/2002                        50%

                       After 10/1/202 and
                       Before 10/2/2003                        25%

                       After 10/2/2003                          0%

Any such payment will reduce the Employer's Net Premium for all purposes hereunder, including without limitation the determination of Employer's portion of the Death Benefit under the Policy.

               b. If the Employer terminates the Employee's employment for Cause, notwithstanding the foregoing Section 8.a., the Employer shall have the right to recover and the Employee shall pay 100% of the cumulative Net Premium (but in no event more than the total cash surrender value of the Policy) forty (40) days

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               following such termination. For purposes of this agreement,
               "Cause" shall mean (a) conviction of a crime associated with the Employer's business or, (b) determination by a vote of seventy-five (75) percent of the Employer's Board of Directors that the Employee has willfully failed to perform reasonably assigned tasks. Upon receipt of such payment, the Employer shall release the collateral assignment of the Policy, and anything in this Agreement to the contrary notwithstanding, this Agreement shall terminate.

               c. The Employer's right to recover a portion of the Net Premium pursuant to Section 8.a. shall terminate upon a change in control of the Employer.

               d. In lieu of paying the recoverable amount pursuant to Section 8.a., the Employee may elect within thirty (30) days after the date of termination of his employment with the Employer for any reason to pay to the Employer an amount equal to 100% of its cumulative Net Premium, reduced by any outstanding indebtedness of the Employer to the Insurer that is secured by the policy and remains outstanding as of the date of such payment (including any interest due thereon). Upon receipt of such payment, the Employer shall release the collateral assignment of the Policy, and anything in this Agreement to the contrary notwithstanding, this Agreement shall terminate.

9. The Parties hereto agree that this Agreement shall take precedence over any provisions of the Assignment. The Employer agrees not to exercise any right possessed by it under the Assignment except in conformity with this Agreement.

10. This Agreement may not be amended, altered or modified except by a written instrument signed by both of the Parties hereto and may not be otherwise terminated except as provided herein.

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11.            This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assignees and the Employee and his successors, assignees, heirs, executors, administrators and beneficiaries.

12. This Agreement, and the rights of the Parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its officer thereunto duly authorized and the Employee has hereunto set his hand and seal, all as of the day and year first above written.

                                                      Ipswich Savings Bank

/s/ Mariell Lyons                                  By:  /s/ David L. Grey
-----------------------------------                     ------------------
Witness                                                 Title:President

/s/ Mariell Lyons                                       /s/ Francis Kenney
-----------------------------------                     ------------------
Witness                                                 Francis Kenney



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                                   SCHEDULE A
                                  ------------


Insurance Carrier                     Policy No.        Face Amount
-----------------                     ----------        -----------


Jefferson Pilot                       506053581         $592,672



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